SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 20, 2008

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

(Exact name of Registrant as specified in its charter)

Virginia	54-1873198	000-50230
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)	(Commission File Number)

1001 Nineteenth Street North

Arlington, VA 22209

(Address of principal executive offices) (Zip code)

(703) 312-9500

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of Material Definitive Agreement

On February 20, 2008, the Board of Directors of Friedman, Billings, Ramsey Group, Inc. (“FBR Group” or the “Company”) approved the termination, effective January 1, 2008, of that certain Management Services Agreement, dated July 20, 2006, by and between FBR Group and FBR Capital Markets Corporation (“FBCM”), the 52% owned subsidiary of FBR Group through which it conducts its investment banking, asset management and institutional sales and trading businesses. As a result of this termination, FBCM will no longer pay a fee to FBR Group for the services of its executive management team and, instead, FBCM has assumed responsibility for approving the compensation arrangements of its executive management team for 2008 and future years.

Item 5.02.	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Approval of 2007 Year End Bonuses and Incentive Stock Awards;

2008 Retention Stock Awards and Retention Arrangements

On February 20, 2008, the Compensation Committee of the FBR Group Board of Directors (the “Compensation Committee” or the “Committee”) and the independent members of the FBR Group Board of Directors reviewed overall Company and executive management performance for 2007, made final bonus determinations for the members of FBR Group’s executive management team for 2007 and approved various incentive and retention arrangements for 2008. A more detailed explanation regarding the 2007 executive compensation as well as the executive compensation arrangements approved for 2008 by FBR Group will be set forth in the Compensation Discussion and Analysis included in the annual proxy statement of FBR Group to be filed with the SEC before April 30, 2008. In addition, a detailed explanation regarding the executive compensation payable by FBCM will be set forth in the Compensation Discussion and Analysis included in the annual proxy statement of FBCM to be filed with the SEC before April 30, 2008.

The Committee reviewed executive management performance in light of significant events subsequent to the setting of “performance based” goals for executive management performance for 2007 at the beginning of the 2007 performance year. The Committee additionally considered that for the proceeding two years of 2005 and 2006, primarily due to Company performance related to the sub-prime mortgage business, Eric F. Billings, Chairman and Chief Executive Officer of FBR Group, had not received any cash bonuses. Specifically, the Committee noted the accomplishments of the Company and executive management in areas of performance that were under their control, which included the successful completion of the initial public offering of FBCM, which resulted in significant additional capital to FBR Group, as well as management actions aimed at eliminating the Company’s exposure to the sub-prime mortgage business and ensuring the long term financial health of the Company in light of the industry-wide sub-prime mortgage crisis and the global credit crisis. The Committee concluded that management’s actions were materially beneficial to the Company and therefore that, in recognition of their efforts and achievements, certain members of executive management should receive bonuses in excess of the bonuses to which they would have been entitled based on the performance goals established in early 2007. The Committee reported its conclusions and recommendations to the Board of Directors, and the independent members of the Board approved the Committee’s recommendations. These actions are described below. In addition, the Compensation Committee of the Board of Directors, and the independent members of the Board of Directors, of FBCM also took action on February 21, 2008, to approve executive compensation arrangements for 2008 for its executive officers. Please refer to the current report on Form 8-K filed with the SEC today by FBCM for information regarding those actions.

2007 Performance Bonuses. The Board approved final bonuses for 2007 for its named executive officers as follows: (i) a $2,475,914 bonus payable to Eric F. Billings, Chairman of the Board and Chief Executive Officer, of which $1,778,470 was payable in cash and $697,444 was payable in the form of a combination of FBR Group common stock and FBCM common stock, (ii) a $5,398,835 bonus payable to J. Rock Tonkel, Jr., President and Chief Operating Officer of the Company, of which $5,004,798 was payable in cash and $394,037 was payable in the form of FBR Group common stock, (iii) a $1,494,725 bonus payable to Richard J. Hendrix, President and Chief Operating Officer of FBCM, of which $1,073,672 was payable in cash and $421,053 was payable in the form of FBCM common stock, (iv) a $905,598 bonus payable to William J. Ginivan, Executive Vice President and Chief Legal Officer of the Company, of which $650,496 was payable in cash and $255,102 was payable in the form of a combination of FBR Group common stock and FBCM common stock, and (v) a $801,187 bonus payable to Kurt R. Harrington, Executive Vice President and Chief Financial Officer of the Company, of which $575,496 was payable in cash and $225,691 was payable in the form of a combination of FBR Group common stock and FBCM common stock. Restrictions on the stock portion of each of the foregoing bonus awards lapse either annually in one-third increments commencing on the first anniversary of grant date or in full upon the third anniversary of grant date.

2008 Restricted Stock Retention Awards. On February 20, 2008, the Committee recommended and the independent members of the Board approved discretionary FBR Group restricted stock retention awards for Messrs. Billings, Tonkel, and Ginivan of 3,500,000, 3,250,000, and 500,000, respectively. To ensure retentive impact, restrictions on these shares will lapse annually in one-third increments commencing on the first anniversary of the grant date (February 20, 2009).

As an additional retention incentive to the 3,500,000 restricted stock grant to Mr. Billings, he will receive a one-time retention incentive payment in the amount of $2,000,000 under an agreement to remain employed with the Company in the capacity of Chairman and Chief Executive Officer or Chairman through December 31, 2009. Under this retention agreement, in the event of any resignation by Mr. Billings or any termination of his employment by the Company for cause during such retention period, Mr. Billings would be required to pay back this $2,000,000 payment.

Portions of the foregoing cash and restricted stock awards do not qualify as “performance-based” under Section 162(m) of the Code and, therefore, may not be fully deductible for federal income tax purposes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

Date: February 26, 2008	By:	/s/ Eric F. Billings
Eric F. Billings, Chairman of the Board and Chief Executive Officer

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